UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 27, 2011
(Date of earliest event reported: January 25, 2011)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

990 Highland Drive, Suite 206
Solana Beach, California, 92075
(Address of principal executive offices, zip code)

(858) 720-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On October 1, 2010 the Company entered into an asset purchase agreement to acquire all of the assets of SEC-Compliance, Inc. for a total of $350,000, of which $100,000 was payable in cash, of which  $40,000 was paid initially and the balance was due $10,000 per month monthly thereafter, plus 5,000,000 shares of Surge Global Energy common stock valued at $250,000. Concurrent with this purchase, the company entered into an employment agreement with David McGuire for two years at a salary of $10,000 per month and reimbursement of expenses. Subsequently, Mr. McGuire assigned 100% of his stock interest in SEC-Compliance to the Company for nominal consideration. All assets previously purchased by the Company from SEC-Compliance were assigned to this corporation.

On January 25, 2011, the Company and Mr. McGuire and McGuire Consulting Services, Inc. ("MCS") entered into a rescission agreement pursuant to which Mr. McGuire agreed to resign from Surge's board, return his 5,000,000 shares of the Company's Common Stock for cancellation, and cancel his employment agreement without penalty. Surge would, in turn, transfer all assets and client lists of SEC-Compliance, Inc. and assign all liabilities of SEC-Compliance to MCS effective as of December 31, 2010.

MCS also agreed to indemnify Surge from any liabilities or claims related to SEC-Compliance, Inc. for a two-year period. Surge also agreed to make a one-time payment of $10,000 to MCS upon execution of the settlement agreement, receipt of the 5,000,000 Surge shares, resignation by Mr. McGuire from the Surge board and option cancellation of 400,000 stock options held by Mr. McGuire.

A total of $50,000.00 was paid agreement to Mr. McGuire in conjunction with the asset purchase agreement and $45,000.00 was paid pursuant to his consulting agreement the fourth quarter of 2010, which amounts the Company expects to recover from the receipt of shares in another company pursuant to the Rescission Agreement.

For a full description of the rights of each party, a copy of the Rescission Agreement has been filed as Exhibit 10.93.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

As discussed in Item 2.01, the Rescission Agreement between Surge Global Energy, Inc. and David McGuire requires Mr. McGuire to resign from the board of directors of Surge promptly after the execution of said agreement. At that time, Mr. McGuire will no longer be considered an executive officer of the Issuer as he will no longer be in charge of a principal business unit.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits

10.93	Rescission Agreement by and among Surge Global Energy, Inc., David McGuire and McGuire Consulting Services, Inc. (filed herewith).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: January 27, 2011	By:	/s/ E. Jamie Schloss E. Jamie Schloss, Chief Executive Officer

3